Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2019

Q2 2019 Financial Highlights

•	Revenue: $836.2 million

•	GAAP earnings per share: $0.77

•	Non-GAAP earnings per share: $1.16

MOUNTAIN VIEW, Calif. – May 22, 2019 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2019. Revenue for the second quarter of fiscal 2019 was $836.2 million, compared to $776.8 million for the second quarter of fiscal 2018, an increase of approximately 7.6 percent.

“Synopsys delivered an excellent second fiscal quarter, with record revenue and strength across both operating segments. We also continued returning capital to shareholders through an accelerated share repurchase,” said Aart de Geus, chairman and co-CEO. “Whereas geopolitical tension has escalated, the overall customer environment for us is quite solid. Investments in sophisticated electronic content and the growing impact of AI in today’s connected world are leading to an ever-increasing need for the Silicon to Software solutions that we provide. As a result of our strong first half execution, we are raising the top end of our annual revenue and non-GAAP earnings guidance for the year.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2019 was $118.2 million, or $0.77 per share, compared to $102.5 million, or $0.67 per share, for the second quarter of fiscal 2018.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2019 was $178.1 million, or $1.16 per share, compared to non-GAAP net income of $165.0 million, or $1.08 per share, for the second quarter of fiscal 2018.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Effective in fiscal year 2019, Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provides its consolidated financial targets for the third quarter and full fiscal year 2019, which do not include any impact of future acquisition-related activities or costs. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Our expanded full-year revenue and earnings per share guidance ranges are a result of the recent government action to place certain entities on the “Entity List,” restricting the sale of U.S. technology to the named entities. As a result of this government action, we are not able to book new business with one of our customers and its affiliates, and revenue associated with contracts currently in place has been put on hold until either the contract expires, or the restriction is lifted.

Synopsys adopted new revenue recognition requirements under ASC 606, “Revenue from Contracts with Customers,” in the first fiscal quarter of 2019 under the modified retrospective method. The cumulative effect of initially applying the new recognition standards was recognized at the date of the adoption. Revenue during the fiscal 2019 transition year is estimated to be approximately $40 million lower under ASC 606 than it would be under ASC 605, “Revenue Recognition,” and the impact is expected to decline to roughly neutral within two years. Throughout fiscal 2019 transition year, actual results will be presented under both ASC 606 and ASC 605 revenue recognition rules. Synopsys is providing full year targets under ASC 606 together with comparable numbers under ASC 605 for ease of comparison to prior periods. Additional details are available in the financial supplement on Synopsys’ corporate website.

Third Quarter and Fiscal Year 2019 Financial Targets – ASC 606

(in millions except per share amounts)

	Q3’19		FY’19
	Low	High	Low	High
Revenue	$810	$850	$3,290	$3,350
GAAP Expenses	$700	$746	$2,798	$2,853
Non-GAAP Expenses	$620	$640	$2,505	$2,525
Other Income (expense)	$(4)	$(2)	$(12)	$(8)
Normalized Annual Tax Rate (1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	153	156	153	156
GAAP EPS	$0.60	$0.83	$2.85	$3.27
Non-GAAP EPS	$1.07	$1.12	$4.24	$4.40
Operating Cash Flow			$670	$700

(1)	Applied in non-GAAP net income calculations

For reference, key fiscal year 2019 comparative amounts under ASC 605 prior year revenue recognition guidance are:

•	Revenue: $3.34 billion - $3.38 billion

•	GAAP EPS: $3.05 - $3.47

•	Non-GAAP EPS: $4.44 - $4.60

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 466921, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on May 29, 2019. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter of fiscal year 2019 in August 2019. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the third quarter of fiscal year 2019 earnings call in August 2019, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal year 2019 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal year 2019 in its quarterly report on Form 10-Q to be filed by June 13, 2019.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) the various income tax impacts prompted by the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017 (“U.S. Tax Reform”), including the income tax related to transition tax and the tax rate change, and (vii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections. We expect our annual non-GAAP tax rate to be 16% in fiscal 2019 based upon our projected normalized non-GAAP annual tax rate through fiscal 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of U.S. Tax Reform could materially change our projections. Notwithstanding the foregoing, we excluded from the normalized annual non-GAAP tax rate unusual and infrequent events, such as tax audit settlements and certain impacts of U.S. Tax Reform in fiscal 2018.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on May 22, 2019 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Second Quarter Fiscal Year 2019 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter and Fiscal Year 2019 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2019	2018	2019	2018
GAAP net income	$118,210	$102,472	$271,724	$98,781
Adjustments:
Amortization of intangible assets	25,197	31,186	53,424	59,733
Stock compensation	36,914	32,965	75,374	65,288
Acquisition-related costs	1,555	4,020	2,152	18,220
Restructuring	14,443	2,176	14,408	1,894
Legal matters	—	—	(18,000)	—
Income tax related to transition tax	—	—	—	73,434
Income tax related to tax rate change	—	—	—	45,636
Tax settlement	17,418	—	17,418	—
Tax adjustments	(35,635)	(7,827)	(73,503)	(28,439)

Non-GAAP net income	$178,102	$164,992	$342,997	$334,547

	Three Months Ended April 30,		Six Months Ended April 30,
	2019	2018	2019	2018
GAAP net income per share	$0.77	$0.67	$1.77	$0.64
Adjustments:
Amortization of intangible assets	0.16	0.20	0.35	0.39
Stock compensation	0.24	0.22	0.49	0.43
Acquisition-related costs	0.01	0.03	0.01	0.12
Restructuring	0.09	0.01	0.09	0.01
Legal matters	—	—	(0.12)	—
Income tax related to transition tax	—	—	—	0.47
Income tax related to tax rate change	—	—	—	0.29
Tax settlement	0.11	—	0.11	—
Tax adjustments	(0.22)	(0.05)	(0.46)	(0.17)

Non-GAAP net income per share	$1.16	$1.08	$2.24	$2.18

Shares used in computing per share amounts:	153,904	153,167	153,383	153,664

(1)	Synopsys’ second quarter of fiscal year 2019 and 2018 ended on May 4, 2019 and May 5, 2018, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2019 Targets (1)

(in thousands, except per share amounts)

	ASC 606 Range for Three Months Ending July 31, 2019 (2)
	Low	High
Target GAAP expenses	$700,000	$746,000
Adjustments:
Estimated impact of amortization of intangible assets	(23,000)	(26,000)
Estimated impact of stock compensation	(37,000)	(40,000)
Estimated impact of restructuring	(20,000)	(40,000)

Target non-GAAP expenses	$620,000	$640,000

	ASC 606 Range for Three Months Ending July 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$0.60	$0.83
Adjustments:
Estimated impact of amortization of intangible assets	0.17	0.15
Estimated impact of stock compensation	0.26	0.24
Estimated impact of restructuring	0.26	0.13
Estimated impact of tax adjustments	(0.22)	(0.23)

Target non-GAAP earnings per share	$1.07	$1.12

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2019 Targets (1)

(in thousands, except per share amounts)

	ASC 606 Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP expenses	$2,797,666	$2,852,666
Adjustments:
Estimated impact of amortization of intangible assets	(98,000)	(103,000)
Estimated impact of stock compensation	(155,000)	(160,000)
Acquisition-related costs	(2,152)	(2,152)
Estimated impact of restructuring	(35,000)	(60,000)
Legal matters	18,000	18,000
Fair value changes in executive deferred compensation plan	(20,514)	(20,514)

Target non-GAAP expenses	$2,505,000	$2,525,000

	ASC 606 Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$2.85	$3.27
Adjustments:
Estimated impact of amortization of intangible assets	0.67	0.63
Estimated impact of stock compensation	1.04	1.00
Acquisition-related costs	0.01	0.01
Estimated impact of restructuring	0.39	0.23
Legal matters	(0.12)	(0.12)
Tax settlement	0.11	0.11
Estimated impact of tax adjustments	(0.71)	(0.73)

Target non-GAAP earnings per share	$4.24	$4.40

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys adopted new revenue recognition guidance ASC 606, Revenue from Contracts with Customers, at the beginning of fiscal 2019 under the modified retrospective method.
(2)	Synopsys’ third fiscal quarter and fiscal year will end on August 3, 2019 and November 2, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of Certain 2019 Comparative Amounts – ASC 605

The following tables reconcile the specific items excluded from GAAP in the calculation of certain non-GAAP comparative amounts under ASC 605 for the period indicated below.

GAAP to Non-GAAP Reconciliation of ASC 605 Comparative Amounts (1)

(in thousands, except per share amounts)

	ASC 605 Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP expenses	$2,797,666	$2,852,666
Adjustments:
Estimated impact of amortization of intangible assets	(98,000)	(103,000)
Estimated impact of stock compensation	(155,000)	(160,000)
Acquisition-related costs	(2,152)	(2,152)
Estimated impact of restructuring	(35,000)	(60,000)
Legal matters	18,000	18,000
Fair value changes in executive deferred compensation plan	(20,514)	(20,514)

Target non-GAAP expenses	$2,505,000	$2,525,000

	ASC 605 Range for Fiscal Year October 31, 2019 (2)
	Low	High
Target GAAP earnings per share	$3.05	$3.47
Adjustments:
Estimated impact of amortization of intangible assets	0.67	0.63
Estimated impact of stock compensation	1.04	1.00
Acquisition-related costs	0.01	0.01
Estimated impact of restructuring	0.39	0.23
Legal matters	(0.12)	(0.12)
Tax settlement	0.11	0.11
Estimated impact of tax adjustments	(0.71)	(0.73)

Target non-GAAP earnings per share	$4.44	$4.60

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)

Synopsys adopted new revenue recognition guidance ASC 606, Revenue from Contracts with Customers, at the beginning of fiscal 2019 under the modified retrospective method. For comparison purposes, we provide comparative amounts under old revenue guidance ASC 605, Revenue Recognition.

(2)	Synopsys’ fiscal year will ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, financial targets for the third quarter and full fiscal year 2019, the comparative annual amounts under ASC 605, and GAAP to non-GAAP reconciliations of such targets, as well as statements related to our long-term revenue, non-GAAP EPS and non-GAAP operating margin objectives, the expected impact of ASC 606 on our results, and the expected impact of the recent U.S. government action on Synopsys’ fiscal 2019 results. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: additional administrative, legislative or regulatory action by the U.S. or foreign governments, such as the imposition of additional tariffs or export restrictions, which could further interfere with our ability to provide products and services in certain countries; the response by current or potential customers and their willingness to purchase products and services from us in the future; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; our ability to protect our proprietary technology; our ability to realize the potential financial or strategic benefits of acquisitions we complete; our ability to carry out our new product and technology initiatives; investment of more resources in research and development than anticipated; increased risks resulting from an increase in sales of our hardware products, including increased variability in upfront revenue; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual

Report on Form 10-K for the fiscal year ended October 31, 2018 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of May 22, 2019. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2019	2018	2019	2018
Revenue:
Time-based products	$558,305	$556,770	$1,112,021	$1,127,703
Upfront products	143,401	99,960	273,914	191,564
Maintenance and service	134,536	120,106	270,708	226,995

Total revenue	836,242	776,836	1,656,643	1,546,262
Cost of revenue:
Products	116,010	108,199	232,630	219,593
Maintenance and service	59,788	50,130	118,617	100,884
Amortization of intangible assets	14,881	20,450	32,324	39,458

Total cost of revenue	190,679	178,779	383,571	359,935

Gross margin	645,563	598,057	1,273,072	1,186,327
Operating expenses:
Research and development	290,299	252,134	561,625	516,545
Sales and marketing	158,652	147,188	314,611	297,700
General and administrative	56,351	58,809	98,412	115,181
Amortization of intangible assets	10,316	10,736	21,100	20,275
Restructuring	14,443	2,176	14,408	1,894

Total operating expenses	530,061	471,043	1,010,156	951,595

Operating income	115,502	127,014	262,916	234,732
Other income (expense), net	18,415	(7,715)	18,056	4,670

Income before income taxes	133,917	119,299	280,972	239,402
Provision (benefit) for income taxes	15,707	16,827	9,248	140,621

Net income	$118,210	$102,472	$271,724	$98,781

Net income per share:
Basic	$0.79	$0.69	$1.82	$0.66
Diluted	$0.77	$0.67	$1.77	$0.64
Shares used in computing per share amounts:
Basic	149,712	149,034	149,500	149,245

Diluted	153,904	153,167	153,383	153,664

(1)

Synopsys’ second quarter of fiscal year 2019 and 2018 ended on May 4, 2019 and May 5, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Unaudited Reconciliation of Consolidated Statements of Operations

Under ASC 606 & ASC 605 (1)

(in thousands, except per share amounts)

	Three Months Ended April 30, 2019
	As reported under ASC 606	Adjustments	Balances under ASC 605
Revenue:
Time-based products	$558,305	$86,762	$645,067
Upfront products	143,401	(61,057)	82,344
Maintenance and service	134,536	(9,379)	125,157

Total revenue	836,242	16,326	852,568
Cost of revenue:
Products	116,010		116,010
Maintenance and service	59,788		59,788
Amortization of intangible assets	14,881		14,881

Total cost of revenue	190,679	—	190,679

Gross margin	645,563	16,326	661,889
Operating expenses:
Research and development	290,299		290,299
Sales and marketing	158,652	1,942	160,594
General and administrative	56,351		56,351
Amortization of intangible assets	10,316		10,316
Restructuring	14,443		14,443

Total operating expenses	530,061	1,942	532,003

Operating income	115,502	14,384	129,886
Other income (expense), net	18,415	—	18,415

Income before income taxes	133,917	14,384	148,301
Provision (benefit) for income taxes	15,707	2,599	18,306

Net income	$118,210	$11,785	$129,995

Net income per share:
Basic	$0.79	$0.08	$0.87
Diluted	$0.77	$0.07	$0.84
Shares used in computing per share amounts:
Basic	149,712		149,712

Diluted	153,904		153,904

(1)	Synopsys’ second quarter of fiscal year 2019 ended on May 4, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Reconciliation of Consolidated Statements of Operations

Under ASC 606 & ASC 605 (1)

(in thousands, except per share amounts)

	Six Months Ended April 30, 2019
	As reported under ASC 606	Adjustments	Balances under ASC 605
Revenue:
Time-based products	$1,112,021	$102,618	$1,214,639
Upfront products	273,914	(77,843)	196,071
Maintenance and service	270,708	(30,793)	239,915

Total revenue	1,656,643	(6,018)	1,650,625
Cost of revenue:
Products	232,630		232,630
Maintenance and service	118,617		118,617
Amortization of intangible assets	32,324		32,324

Total cost of revenue	383,571	—	383,571

Gross margin	1,273,072	(6,018)	1,267,054
Operating expenses:
Research and development	561,625		561,625
Sales and marketing	314,611	13,126	327,737
General and administrative	98,412		98,412
Amortization of intangible assets	21,100		21,100
Restructuring	14,408		14,408

Total operating expenses	1,010,156	13,126	1,023,282

Operating income	262,916	(19,144)	243,772
Other income (expense), net	18,056	—	18,056

Income before income taxes	280,972	(19,144)	261,828
Provision (benefit) for income taxes	9,248	(3,071)	6,177

Net income	$271,724	$(16,073)	$255,651

Net income per share:
Basic	$1.82	$(0.11)	$1.71
Diluted	$1.77	$(0.10)	$1.67
Shares used in computing per share amounts:
Basic	149,500		149,500

Diluted	153,383		153,383

(1)	Synopsys’ second quarter of fiscal year 2019 ended on May 4, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2019	October 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$631,161	$723,115
Accounts receivable, net	526,691	554,217
Inventories	166,329	122,407
Income taxes receivable and prepaid taxes	59,853	76,525
Prepaid and other current assets	259,849	67,533

Total current assets	1,643,883	1,543,797
Property and equipment, net	344,176	309,310
Goodwill	3,143,795	3,143,249
Intangible assets, net	306,927	360,404
Long-term prepaid taxes	22,093	138,312
Deferred income taxes	352,667	404,166
Other long-term assets	380,682	246,736

Total assets	$6,194,223	$6,145,974

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$365,848	$578,326
Accrued income taxes	6,983	27,458
Deferred revenue	1,194,404	1,152,862
Short-term debt	165,692	343,769

Total current liabilities	1,732,927	2,102,415
Long-term accrued income taxes	34,667	50,590
Long-term deferred revenue	60,825	116,859
Long-term debt	126,152	125,535
Other long-term liabilities	324,217	265,560

Total liabilities	2,278,788	2,660,959
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 149,982 and 149,265 shares outstanding, respectively	1,500	1,493
Capital in excess of par value	1,659,484	1,644,830
Retained earnings	2,912,811	2,543,688
Treasury stock, at cost: 7,278 and 7,996 shares, respectively	(567,503)	(597,682)
Accumulated other comprehensive income (loss)	(96,720)	(113,177)

Total Synopsys stockholders’ equity	3,909,572	3,479,152
Non-controlling interest	5,863	5,863

Total stockholders’ equity	3,915,435	3,485,015

Total liabilities and stockholders’ equity	$6,194,223	$6,145,974

(1)	Synopsys’ second quarter of fiscal year 2019 ended on May 4, 2019, and its fiscal year 2018 ended on November 3, 2018. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$271,724	$98,781
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	102,841	96,829
Amortization of capitalized costs to obtain revenue contracts	28,425	—
Stock compensation	75,374	65,288
Allowance for doubtful accounts	3,950	3,367
(Gain) loss on sale of property and investments	(3,744)	(93)
Deferred income taxes	(23,486)	38,878
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	23,478	(105,457)
Inventories	(50,358)	(40,997)
Prepaid and other current assets	(18,547)	(6,442)
Other long-term assets	(91,271)	(21,728)
Accounts payable and accrued liabilities	(160,492)	(131,763)
Income taxes	(32,059)	(44,577)
Deferred revenue	82,966	52,229

Net cash provided by operating activities	208,801	4,315
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	—	12,449
Proceeds from sales of long-term investments	4,176	—
Proceeds from sales of property and equipment	—	1,662
Purchases of property and equipment	(68,962)	(48,612)
Cash paid for acquisitions and intangible assets, net of cash acquired	—	(643,537)
Capitalization of software development costs	(1,491)	(1,760)

Net cash used in investing activities	(66,277)	(679,798)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	188,760	450,000
Repayment of debt	(366,562)	(69,687)
Issuances of common stock	83,352	58,975
Payments for taxes related to net share settlement of equity awards	(13,173)	(11,883)
Purchase of equity forward contract	(20,000)	—
Purchases of treasury stock	(109,185)	(235,000)
Other	(762)	—

Net cash (used in) provided by financing activities	(237,570)	192,405
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,093	5,773

Net change in cash, cash equivalents and restricted cash	(91,953)	(477,305)
Cash, cash equivalents and restricted cash, beginning of the year	725,001	1,050,075

Cash, cash equivalents and restricted cash, end of the period	$633,048	$572,770

(1)

Synopsys’ second quarter of fiscal year 2019 and 2018 ended on May 4, 2019 and May 5, 2018, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

SYNOPSYS, INC.

Business Segment Reporting (1)

(dollars in millions)

	FY18 ASC 605	Q2’19 ASC 606	YTD Q2’19 ASC 606
Revenue by segment (3)
- Semiconductor & System Design	$2,840.6	$753.0	$1,490.9
% of Total	91.0%	90.1%	90.0%
- Software Integrity	$280.5	$83.2	$165.7
% of Total	9.0%	9.9%	10.0%
Total segment revenue	$3,121.1	$836.2	$1,656.6
Adjusted operating income by segment (3)
- Semiconductor & System Design	$701.3	$201.4	$396.7
- Software Integrity	$(10.6)	$8.4	$14.1
Total adjusted segment operating income	$690.7	$209.8	$410.8
Adjusted operating margin by segment (3)
- Semiconductor & System Design	24.7%	26.8%	26.6%
- Software Integrity	(3.8)%	10.1%	8.5%
Total adjusted segment operating margin	22.1%	25.1%	24.8%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(dollars in millions)

	Twelve Months Ended October 31, 2018 (3) ASC 605	Three Months Ended April 30, 2019 (3) ASC 606	Six Months Ended April 30, 2019 (3) ASC 606
GAAP total operating income – as reported	$360.2	$115.5	$262.9
Other expenses managed at consolidated level
-Amortization of intangible assets	125.7	25.2	53.4
-Stock compensation	140.0	36.9	75.4
-Fair value changes in executive deferred compensation plan	4.6	16.2	20.5
-Acquisition-related costs	21.2	1.6	2.2
-Restructuring	12.9	14.4	14.4
-Legal matters	26.0	—	(18.0)

Total adjusted segment operating income	$690.7	$209.8	$410.8

(1)

Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Quarterly variability, which increases as a result of ASC 606, should be expected.

(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision maker (CODM) to evaluate the operating performance of its segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ second quarter of fiscal year 2019 ended on May 4, 2019, and its fiscal year 2018 ended on November 3, 2018. For presentation purposes, we refer to the closest calendar month end.